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                                                                    EXHIBIT 14.1

            Consent of Independent Registered Public Accounting Firm

The Management Board and Supervisory Board
Allianz Aktiengesellschaft

     We consent to the incorporation by reference in the Registration Statement on Form S-8 relating to the Allianz of America, Inc. Employee Stock Purchase Plan of Allianz Aktiengesellschaft ("Allianz") of our report dated July 15, 2004, with respect to the consolidated balance sheets of Allianz and its subsidiaries (collectively, the "Allianz Group") as of December 31, 2003 and 2002, and the related consolidated income statements, consolidated statements of movements in shareholders' equity and consolidated cash flow statements for each of the years in the three-year period ended December 31, 2003, and the financial statement Schedules I, II, III and IV, which report appears in the December 31, 2003 Annual Report on Form 20-F of Allianz.

     Our report refers to a restatement of the Allianz consolidated financial statements for the year ended December 31, 2002.

/s/ KPMG DEUTSCHE TREUHAND-GESELLSCHAFT
Aktiengesellschaft
Wirtschaftsprufungsgesellschaft

KPMG Deutsche Treuhand-Gesellschaft
Aktiengesellschaft
Wirtschaftsprufungsgesellschaft

Munich, Germany
July 15, 2004